UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013 (March 18, 2013)

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”) appointed Anne Minto, OBE to be a member of the Board.   Ms. Minto was also appointed to serve on the Nominating and Governance Committee and the Compensation Committee. The Board determined that Ms. Minto satisfies the requirements pertaining to director independence under the provisions of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of the Nasdaq Global Select Market.

Ms. Minto is a Fellow of both the Chartered Institute of Personnel & Development and the London City and Guilds and a Member of the Law Society of Scotland. She was Group Director Human Resources and a member of the executive committee at Centrica plc from 2002 until her retirement in 2011. Anne previously held senior management roles at Shell UK and Smiths Group plc and was Deputy Director-General of the Engineering Employers’ Federation. Based in the UK, Anne is a non-executive director of Shire plc and a non-executive director of Tate & Lyle plc.  She is also a Trustee of the University of Aberdeen Development Trust.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated March 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: March 18, 2013	By:	/s/ Amit Shashank
	Name:	Amit Shashank
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

The following exhibit is being filed as part of this Current Report on Form 8-K:

99.1	Press Release, dated March 18, 2013